EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITOR

To the Board of Directors and Stockholders of Vitalstate, Inc. (formerly Harmony Trading Corp.)

     I hereby consent to the incorporation by reference in this registration statement on Form S-8 of Vitalstate, Inc. of my report dated January 27, 2002 relating to the financial statements of Vitalstate, Inc. appearing in the Annual Report on Form-10-KSB, of Vitalstate, Inc. for the year ended December 31, 2001.

/s/Thomas  P.  Monahan,  CPA
----------------------------
Thomas  P.  Monahan,  CPA


November  15,  2002
Paterson,  New  Jersey


                                       30